EXHIBIT 99.1
PRESS RELEASE
Greenfield Online Announces Preliminary Third Quarter 2005 Revenue Results
Albert Angrisani Appointed President and Chief Executive
Officer and Elected as a Director, succeeding Dean A. Wiltse
Joseph A. Ripp Elected to the Board of Directors
WILTON, CONN., September 29, 2005 — Greenfield Online, Inc (Nasdaq: SRVY), a leading provider of Internet survey solutions to marketing research and consulting companies, today announced preliminary revenue results for its fiscal third quarter ending September 30, 2005.
Although the quarter has not yet been completed, Greenfield Online expects to report total revenue in the range of $22 million to $23 million. This range falls below the revenue guidance previously provided for the September 2005 quarter of $26 million to $27 million. These preliminary revenue results reflect lower than expected win-rates in North America and are subject to completion of customary quarterly closing and review procedures by Greenfield Online’s management and its independent auditors.
Changes to the Senior Management Team and Board of Directors
The Company today announced changes to its senior management team and Board of Directors.
Dean Wiltse, formerly President and Chief Executive Officer, has left the company, and has tendered his resignation as a director. Chairman of the Board Peter Sobiloff said, “We are grateful to Dean for his many positive contributions to Greenfield Online.”
Effective September 28, 2005 Albert Angrisani was appointed President and Chief Executive Officer of Greenfield Online and was elected to the Board of Directors. Previously, Mr. Angrisani was President and Chief Operating Officer of Harris Interactive, Inc.
Mr. Angrisani will also serve as chairman of a newly formed Special Operations Committee of the Board. The Special Operations Committee will work with operating management to undertake a thorough review and analysis of the Company’s strategy and resources. Concurrently, the Board has disbanded its Mergers and Acquisitions Committee.
The Company is also pleased to announce that effective September 28, 2005, Joseph A. Ripp joined the Board of Directors. Mr. Ripp, an independent director, has also joined the Audit, Compensation, Governance and Nominating, and Special Operations Committees of the Board.
Commenting on Mr. Angrisani’s appointment, Mr. Sobiloff stated, “Al brings to Greenfield Online the ideal combination of public company operating experience, as well as a passion for, and deep expertise in, the marketing research industry.”

Mr. Angrisani said, “I am tremendously excited about the opportunity to help Greenfield Online reach its full potential.”
Commenting on Mr. Ripp’s election to the board, Mr. Sobiloff said, “It has been our goal to add further complementary industry and operating expertise to the Board. Joseph Ripp’s background at AOL and Time brings valuable senior operating, financial and technology experience in the Internet and publishing industries to the table. We look forward to leveraging his capabilities as we move forward.”
Disclosures Required Under NASDAQ Marketplace Rule 4350(i)(1)(A)(iv)
In connection with his appointment as President and CEO, Mr. Angrisani received and is entitled to receive the following equity incentive grants:
•	Options to purchase 575,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) granted on September 28, 2005, with an exercise price equal to $7.44, the closing sale price of the Shares on September 28, 2005, and a term of seven years. Of these 575,000 options, 40,322 were a grant of incentive stock options (the “ISO”) that qualify as ISO’s for purposes of the Internal Revenue Code of 1986, as amended. The ISOs will vest ratably over a 36-month period and the grant will otherwise be in accordance with the terms of the Company’s 2004 Equity Incentive Plan, as amended (the “Plan”) and Mr. Angrisani’s employment agreement. The remaining 534,678 options will be non-qualified options (the “NQSO”) to purchase Shares in accordance with the Plan and Mr. Angrisani’s employment agreement, with a term of seven years and will vest ratably over 36 months.

•	Provided that Mr. Angrisani is employed on such dates, he will be entitled to receive additional grants of NQSO’s to purchase up to 675,000 Shares (the “Inducement Options”) as follows: 300,000 NQSO’s on October 31, 2005, 187,500 NQSO’s on November 30, 2005 and 187,500 NQSO’s December 31, 2005. The Inducement Options granted on October 31, 2005, November 30, 2005 and December 31, 2005 shall vest ratably over 35, 34 and 33 months, respectively, with the final month of vesting including any fractional share balance. Such Inducement Options shall be granted with an exercise price equal to the closing sale price for the Shares on the date of grant, with a term of seven years. In addition, the Inducement Options will be granted outside of the terms of any existing Company equity incentive plan and without shareholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). Further, the Company has agreed to file a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended, covering the Shares underlying the Inducement Options. In the event the Company is unable to file such a registration statement, the Inducement Options shall be granted under the Plan.
This description of Mr. Angrisani’s compensation is not intended to be complete and is qualified in its entirety by his full employment agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.
Conference call and webcast access information
The Company has scheduled a conference call to discuss this press release for later this afternoon, Thursday, September 29, 2005 at 5:00 PM ET. Formal remarks will be followed by a brief question and answer session. The company will not provide any additional details regarding its third quarter results on this call.

The dial-in number for the live audio call beginning at 5:00PM ET is 1-201-689-8471. There is no passcode to participate. Please call in at 4:50PM ET to avoid delays. A live web cast of the conference call will be available on Greenfield Online’s website at http://www.greenfield.com through the “Investor Overview” link.
A replay of the call will be available from 8:00PM ET on Thursday, September 29 through midnight ET on Thursday, October 13 by telephone at 1-201-612-7415. The account number to access the replay is 3055 and the conference ID number is 171285. The webcast of the conference call will be available for 30 days following the call at http://www.greenfield.com.
About Greenfield Online
Greenfield Online, headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company operates in Europe through its Ciao subsidiary. The company has built and actively manages one of the world’s largest communities of online panels, communities and affiliates. This global community allows Greenfield Online to supply its clients with diverse, demographically representative survey research data. For more information visit www.Greenfield.com or www.ciao.com.
          Company Contact:
          Cynthia Brockhoff
          Vice President – Investor Relations
          Greenfield Online
          Ph: (203)-846-5772
          Cbrockhoff@Greenfield.com
Cautionary Note Regarding Forward Looking Statements.
Certain statements contained in this press release, and oral statements made by the company or management about the material contained in this release, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements made regarding results of operations for fiscal periods not yet completed, as well as predictions, trends and guidance relating to our future financial performance and business opportunity, board member and management performance, and growing customer demand for online marketing research, sales bookings, bid volume, backlog, as well as statements of plans and objectives relating to our future operations, services and products. In some cases, you can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to our:
•	ability to maintain the size and demographic composition of the Greenfield Online panel,

•	panelists’ responsiveness to our surveys,

•	reliance on our largest customers,

•	ability to compete with marketing research firms and other current and potential competitors,

•	ability to manage our growth and international expansion,

•	risks related to foreign currency exchange rate fluctuations,

•	ability to integrate the businesses we have recently acquired or may acquire in the future,

•	online business model, demand for our products and services,

•	the strength of our brand; and

other important factors detailed in the “Risk Factors” section of our Annual Reports on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission and which are available at http://www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com.
You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

BIOGRAPHIES
Mr. Angrisani currently serves as President of Angrisani Partners, LLC an advisory firm for troubled and underperforming companies, which he established in 2004. From November 2001 to April 2004, Mr. Angrisani was President and Chief Operating Officer and director of Harris Interactive Inc., the world’s largest Internet-based marketing research firm. From July 1998 to November 2001, Mr. Angrisani served as President and Chief Executive Officer of Total Research Corporation and as director of Total Research Corporation from November 1994 to November 2001. In addition, from 1980 to 1984, Mr. Angrisani served in President Reagan’s Administration as the United States Assistant Secretary of Labor and Chief of Staff. As second in command at the Department of Labor, Mr. Angrisani managed $33 billion in annual budget outlays, and 10,000 employees. Mr. Angrisani earned an A.P.C. from New York University, an M.B.A. from Fairleigh Dickenson University and a B.A. from Washington & Lee University.
Mr. Ripp is currently Senior Vice President, Media and Communications of Time Warner, Inc., a position he has held since November of 2004. Prior to this position he was Vice Chairman of America Online, Inc., which he joined in 2001 as Executive Vice President and Chief Financial Officer. In 2002, Mr. Ripp was named Vice Chairman of America Online, overseeing AOL Technology, Network Operations, Marketing, Member Service, Human Resources, and Legal. He served in that role until November 2004. From 1999 to 2001 Mr. Ripp was Executive Vice President and Chief Financial Officer of Time Warner, Inc. Prior to that, he was Executive Vice President and Chief Financial Officer of Time Inc., the publishing division of Time Warner, Inc., where earlier he held the title of Senior Vice President, Chief Financial Officer, and Treasurer. Mr. Ripp is on the Board of Trustees of Manhattan College and on the Finance Committee of A Better Chance, Inc. He serves on the Board of Directors and the Executive Committee of the Ad Council and is Chairman of its Finance Committee. In addition, Mr. Ripp is on the Board of the Advertising Educational Foundation serving on the Executive Committee and as Chair of the Finance Committee. He graduated from Manhattan College, Riverdale, NY, in 1973 with a Bachelor of Arts degree and earned a Master’s of Business Administration from Bernard M. Baruch College of the City University of New York in 1978.